Delaware

The First State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MERCANTILE BANCORP, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

          THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

          CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF APRIL, A.D. 1983, AT 9 O’CLOCK A.M.

          CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF MAY, A.D. 1983, AT 9 O’CLOCK A.M.

          CERTIFICATE OF MERGER, FILED THE FIFTH DAY OF DECEMBER, A.D. 1994, AT 9 O’CLOCK A.M.

          AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1994.

          CERTIFICATE OF MERGER, FILED THE SECOND DAY OF DECEMBER, A.D. 1997, AT 9:30 O’CLOCK A.M.

          CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF JUNE, A.D. 1999, AT 9 O’CLOCK A.M.

          CERTIFICATE OF MERGER, FILED THE TENTH DAY OF DECEMBER, A.D. 1999, AT 9 O’CLOCK A.M.

	[SEAL]	Harriet Smith Windsor, Secretary of State

2006806 8100H		AUTHENTICATION: 2911915

040078791		DATE: 02-04-04

Delaware

The First State

          AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1999.

          CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF JUNE, A.D. 2000, AT 9 O’CLOCK A.M.

          CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF MAY, A.D. 2002, AT 9 O’CLOCK A.M.

          AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTEENTH DAY OF MAY, A.D. 2002.

          AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	Harriet Smith Windsor, Secretary of State

2006806 8100H		AUTHENTICATION: 2911915

040078791		DATE: 02-04-04

[SEAL]

CERTIFICATE OF INCORPORATION

OF

MERCANTILE BANCORP, INC.

               The undersigned, a natural person, for the purpose of organising a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

               FIRST:    The name of the corporation (hereinafter called the “corporation”) is

MERCANTILE BANCORP, INC.

               SECOND:   The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD:    The nature of the business and of the purposes to be conducted and promoted by the corporation are as follows:

         To act as a bank holding company, and in connection therewith, to acquire, sell, hold and deal in and with, in any lawful capacity, all types of real or personal property, and to do all things suitable and proper for the protection, conservation and enhancement of the value of any assets or property held by it, and, in furtherance of any of its powers, express or implied, to engage in any act or activity permitted to corporations under the General Corporation Law of Delaware.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000). The par value of each of such shares is Five Dollars ($5.00). All such shares are of one class and are shares of Common stock.

               FIFTH:   The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

R. G. Dickerson	229 South State Street, Dover, Delaware

               SIXTH:   The corporation is to have perpetual existence.

               SEVENTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               EIGHTH:   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1.   The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2.   After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3.   Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder there of to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one, class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               NINTH:   The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the

State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               TENTH:   From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on April 15, 1983.

R. G. Dickerson
Incorporator

[SEAL]

CERTIFICATE OF AMENDMENT OF CERTIFICATE
OF INCORPORATION BEFORE PAYMENT OF
ANY PART OF THE CAPITAL

OF

MERCANTILE BANCORP, INC.

               It is hereby cerified that:

               1.   The name of the coporation (hereinafter called the “corporation”) is

MERCANTILE BANCORP, INC.

               2.   The corporation has not received any payment for any of its stock.

               3.   The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

               “FOURTH:   The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000).  The par value of each of such shares is Six Dollars Twenty-five Cents ($6.25).  All such shares are of one class and are shares of Common Stock.”

               4.   The amendment of the certificate of incorporation of the corporation herein certified was duly adopted pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on May 9, 1983.

R. G. Dickerson, sole incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/05/1994
944235093 - 2006806

CERTIFICATE OF MERGER

OF

PERRY BANCSHARES, INC.

INTO

MERCANTILE BANCORP, INC.

*********

The undersigned corporation

               DOES HEREBY CERTIFY:

               FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Mercantile Bancorp, Inc.	Delaware

Perry Bancshares, Inc.	Missouri

               SECOND:   That the agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of the State of Delaware.

               THIRD:   The name of the surviving corporation of the merger is Mercantile Bancorp, Inc., a Delaware corporation.

               FOURTH:   That the Certificate of Incorporation of Mercantile Bancorp, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

               FIFTH:   That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 440 Maine, P.O. Box 371, Quincy, Illinois, 62306.

               SIXTH:   That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

               SEVENTH:   The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share

Perry Bancshares, Inc.	Common	30,000	$ 1.00

               EIGHTH: This Certificate of Merger shall be effective on December 31, 1994.

               Dated: November 30, 1994

Mercantile Bancorp, Inc.

By
President

ATTEST:

By
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:30 AM 12/02/1997
971408456 - 2006806

CERTIFICATE OF MERGER

OF

GOLDEN BANCSHARES, INC.

INTO

MERCANTILE BANCORP, INC.

The undersigned corporation

DOES HEREBY CERTIFY:

          FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows;

NAME	STATE OF INCORPORATION

Golden Bancshares, Inc.	Illinois

Mercantile Bancorp, Inc.	Delaware

          SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

          THIRD: That the name of the surviving corporation of the merger is Mercantile Bancorp, Inc., a Delaware corporation.

          FOURTH: That the Certificate of Incorporation of Mercantile Bancorp, Inc., a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

          FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 440 Maine Street, Quincy, Illinois 62301.

          SIXTH: That a copy of the Agreement and Plan of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH: The authorized capital stock of Golden Bancshares, Inc., an Illinois corporation, which will not survive the merger, consists of one thousand (1,000) shares of common stock, One Hundred Dollar ($100.00) par value.

          EIGHTH: That this Certificate of Merger shall be effective on the date that it is filed with the Secretary of State of the State of Delaware.

Dated: December 1, 1997
Mercantile Bancorp, Inc.

By:
Name: Dan S. Dugan
Title: President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/07/1999
991231918 - 2006806

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MERCANTILE BANCORP, INC.

          Mercantile Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

“RESOLVED, that the Certificate of Incorporation of Mercantile Bancorp, Inc. (the “Company”) be amended by adding the following Article Eleventh:

          ELEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. If after this Article becomes effective the Delaware General Corporation Law is amended to authorize broader elimination or limitation of liability for a director, then in addition to the foregoing elimination of liability, upon the effective date of such amendment the liability of a director shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the Delaware General Corporation Law, as amended. The provisions of this Article shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. No repeal or amendment of the corporations’s Certificate of Incorporation shall adversely affect any right or any elimination or limitation of liability of a director existing at the time of the repeal or amendment.”

          SECOND: That the stockholders of said corporation, at a meeting duly held, adopted said amendment to the Certificate of Incorporation of said corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon the date of filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Dan S.  Dugan, its  President, this 28th day of May, 1999, by which signature he acknowledges that this Certificate is the act and deed of said corporation and the facts stated herein are true.

Mercantile Bancorp, Inc.

By:
Dan S. Dugan
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/10/1999
991531951 - 2006806

CERTIFICATE OF MERGER

OF

FARMERS STATE BANCSHARES OF ANDREW COUNTY, INC.

INTO

MERCANTILE BANCORP, INC.

*********

The undersigned corporation

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Mercantile Bancorp, Inc.	Delaware

Farmers State Bancshares of
Andrew County, Inc.	Missouri

          SECOND: That the agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Sections 252 of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation of the merger is Mercantile Bancorp, Inc., a Delaware corporation.

          FOURTH: That the Certificate of Incorporation of Mercantile Bancorp, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

          FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 440 Maine, P.O. Box 371, Quincy, Illinois, 62306.

          SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

          SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share

Farmers State Bancshares of Andrew County, Inc.	Common	10,000	$ 1.00

          EIGHTH: This Certificate of Merger shall be effective on December 31, 1999.

          Dated: December  10, 1999

Mercantile Bancorp, Inc.

By
Dan S. Dugan, Its President

ATTEST:

By
Ted P. Awerkamp, Its Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2000
001300875 - 2006806

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MERCANTILE BANCORP, INC.

          Mercantile Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

“RESOLVED, that the Certificate of Incorporation of Mercantile Bancorp, Inc. (the “Company”) be amended by deleting Article Fourth and by substituting in lieu thereof the following new Article Fourth:

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Three Million (3,000,000). The par value of each such share is Six Dollars Twenty-Five Cents ($6.25). All such shares are of one class and are shares of common stock.”

          SECOND: That the stockholders of said corporation, at a meeting duly held, adopted said amendment to the Certificate of Incorporation of said corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon the date of filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Dan S. Dugan, its Chairman, President and Chief Executive Officer this 7 TH day of  JUNE, 2000, by which signature he acknowledges that this Certificate is the act and deed of said corporation and the facts stated herein are true.

Mercantile Bancorp, Inc.

By:
Dan S. Dugan
Chairman, President and CEO

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED O9:00 AM 05/01/2002
020279397 - 2006S06

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MERCANTILE BANCORP, INC.

          Mercantile Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

“RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting Article Fourth and by substituting in lieu thereof the following new Article Fourth:

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Twelve Million (12,000,000). The par value of each such share is One Dollar Twenty-Five Cents ($1.25). All such shares are of one class and are shares of common stock.”

          SECOND: That the stockholders of said corporation, at a meeting duly held, adopted said amendment to the Certificate of Incorporation of said corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on May 15, 2002.

          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Dan S. Dugan, its Chairman, President and Chief Executive Officer this 29th day of April,  2002, by which signature he acknowledges that this Certificate is the act and deed of said corporation and the facts stated herein are true.

Mercantile Bancorp, Inc.

By
Dan S. Dugan, Chairman, President and CEO